UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

IRONCLAD ENCRYPTION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14c-5(g)

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IRONCLAD ENCRYPTION CORPORATION

777 S. Post Oak Lane, Suite 1700

Houston, Texas  77056

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

___________________________________________________________

July 17, 2017

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the Class A common stock, par value $0.001 per share (the “Common Stock”) of Ironclad Encryption Corporation, a Nevada corporation (the “Company”), as of the close of business on the record date of July 5, 2017 (the “Record Date”). The purpose of this Information Statement is to notify our shareholders that on June 29, 2017, the Board of Directors of the Company (the “Board”) and the holders of at least a majority of the outstanding shares of the Common Stock adopted resolutions by written consent (the “Consent”) which authorized the Company to amend and restate its Articles of Incorporation in connection with the shift in the business focus of the Company to encryption technology early in 2017 and the change of its legal name of registration and state of incorporation from Delaware to Nevada.

The Board believes that the amendment and restatement of the Articles of Incorporation (the “Amended Articles”) is beneficial to the Company. The full text of the Information Statement and the Amended Articles is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of at least a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority shareholders.

The enclosed Information Statement was mailed on or about July 5, 2017 to shareholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company.

Because shareholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing action, and such shareholders have sufficient voting power to approve such action through their ownership of the Common Stock, no other shareholder consents will be solicited in connection with the matter described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from shareholders.  Our shareholders are not entitled to appraisal rights under the Company’s Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of the Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 17, 2017, the number of shares of the Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 66,008,249 shares of the Common Stock outstanding as of July 17, 2017. The business address of the shareholder listed below is c/o Ironclad Encryption Corporation, 777 S. Post Oak Lane, Suite 1700, Houston, Texas  77056.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Ownership
Officers and Directors
J.D. McGraw, CEO/President	23,531,081	35.65
Jeff Barrett, Vice President/Director	15,900,000	24.90
Greg Lipsker, Director	320,000	0.48
David Gullickson, Vice President of Finance	25,000	0.04
Len Walker, Vice President of Legal	150,000	0.28
Daniel Lerner, Chief Technology Officer	5,000,000	7.60
Miguel Yanez, Vice President of Phone Sales	550,000	0.83
All directors and executive officers as a group (7 individuals)	45,476,081	68.90

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

Other than as described herein, no other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other shareholders.

OTHER MATTERS

The Board knows of no other matters other than those described in the enclosed Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Ironclad Encryption Corporation
777 S. Post Oak Lane, Suite 1700

Houston, Texas  77056

Sincerely,

By:

   /s/ Len Walker

Name:

Len Walker

Title:

Secretary / General Counsel

APPENDIX A

INFORMATION STATEMENT MAILED TO SHAREHOLDERS

777 South Post Oak Lane, Suite 1700

Houston, TX 77056

(888) 362-7972

NOTICE OF ACTION TAKEN

Amendment and Restatement of

Articles of Incorporation

Notice of Action by Written Consent
To the Shareholders of Ironclad Encryption Corporation

July 5, 2017

Dear Shareholder,

On June 29, 2017, through a written consent in lieu of meeting, the holders of more than a majority of the outstanding voting interests of Ironclad Encryption Corporation (the “Company”), approved the following actions:

1.

The amendment and restatement of the Company’s Articles of Incorporation. A copy of the Amended and Restated Articles of Incorporation as filed with the Secretary of State of Nevada on June 30, 2017 is attached to this notice for your information.

Sincerely,

Len Walker

Secretary / General Counsel

IronClad Encryption Corporation

Enclosure:

Amended and Restated Articles of Incorporation

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

IRONCLAD ENCRYPTION CORPORATION

(Composite As Amended)

Pursuant to the provision of the Nevada Business Corporation Act, ss. 78.010, et. seq. the undersigned corporation hereby adopts the following Articles of Incorporation as follows:

ARTICLE I
NAME

The name of this corporation is IRONCLAD ENCRYPTION CORPORATION.

ARTICLE II
DURATION

This corporation has perpetual existence.

ARTICLE III
CORPORATION PURPOSES

The purpose or purposes for which the Corporation is organized are all things necessary or convenient to carry out any lawful business, including producing and providing all products and services related to data and system encryption and key-management technology, as well as those itemized under Chapter 78 of Nevada Revised Statutes, including any amendments thereto or successor statute that may hereinafter be enacted.

ARTICLE IV
CAPITALIZATION

Section 1

Aggregate Number of Shares.  The total number of shares which the Corporation shall have authority to issue is 521,707,093 having a par value of $0.001 per share of which (a) 20,000,000 shares shall be Preferred Stock, (b) 500,000,000 shares shall be Class A Common Stock, and (c) 1,707,093 shares shall be Class B Common Stock.

Section 2

Rights of Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

(i)

The voting powers, if any, of the holders of stock of such series;

(ii)

The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

(iii)

The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable and the terms and amount of any sinking fund provided for the purchase or redemption of shares;

(iv)

The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(v)

The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

(vi)

Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Nevada.

Section 3

Rights of Common Stock.  The Common Stock may be issued from time to time in one or more Classes and with such designation for each such Classes as shall be stated and expressed in the resolution or resolutions providing for the issue of each such Classes adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such Class:

(i)

The voting powers, if any, of the holders of stock of such Class;

(ii)

The rate per annum and the times at and conditions upon which the holders of stock of such Class shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

(iii)

The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

(iv)

Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Nevada.

ARTICLE V
PREEMPTIVE RIGHTS

The corporation elects to have preemptive rights with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE VI
NO CUMULATIVE VOTING

Each shareholder entitled to vote at any election for Directors shall have the right to vote, in person or by proxy, one vote for each share of stock owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, and no shareholder shall be entitled to cumulate their votes.

ARTICLE VII
BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws.  Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

ARTICLE VIII
REGISTERED OFFICE AND ADDRESS

The address of the registered office of the Corporation is: 502 East John Street Unit East, Carson City, Nevada 89706 and the name of its initial registered agent at such address is CSC Service of Nevada, Inc.

ARTICLE IX
DIRECTORS' LIABILITY

To the full extent from time to time permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for conduct as a director.  Neither the amendment or repeal of this Article, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director of the corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

ARTICLE X
LIMITATION ON RIGHT TO CALL SPECIAL SHAREHOLDERS' MEETING

Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than 30 nor more than 50 days' written notice to the stockholders of the Corporation.

ARTICLE XI
AMENDMENT TO ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in any manner now or hereafter permitted by law, and all rights and powers conferred herein on the shareholders and directors of this corporation are subject to this reserved power.

ARTICLE XII
BOARD OF DIRECTORS

The qualifications, terms, of office, manner of election, time and place of meetings, and powers and duties of the Directors shall be prescribed in the Bylaws, but the number of first Directors shall be three and shall serve until the first annual meeting of shareholders or until his successor is elected and qualified; the names and post office addresses of the first Directors are as follows:

Name:	Address:
James D. McGraw	9726 Westview Houston, Texas 77055
Jeff B. Barrett	1110 Crossroads Houston, Texas 77079
Greg Lipsker	1213 W Railroad Avenue Spokane, WA 99201

ARTICLE XIII
LIMITATION OF LIABILITY

No director or officer of the Corporation shall be personally liable to the cooperation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE XIV
STATUTES NOT APPLICABLE

The provisions of Nevada Revised Statutes, 78.378 through 787.3793, inclusive, regarding the voting of a controlling interest in stock of a Nevada corporation and sections 78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.